Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES COMPREHENSIVE REFINANCING TRANSACTION

Houston, Texas

September 11, 2023

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE: SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore energy facilities worldwide, today announced that it has entered into a new $122.0 million senior secured term loan with certain affiliates of EnTrust Global (the “SMFH Credit Facility”) providing the Company with a more efficient and consolidated capital structure.

The proceeds from the SMFH Credit Facility will be used, among other things, to refinance $104.6 million of principal indebtedness under five separate debt facilities with different lenders thereby extending their maturity dates from 2023-2026 to 2028. Borrowings under the SMFH Credit Facility will bear interest at a rate of 11.75% per annum and principal will be repaid in quarterly installments of 2.5% of the initial principal amount of the loan. Additional information about the terms of the SMFH Credit Facility can be found in our Current Report on Form 8-K filed today with the U.S. Securities and Exchange Commission.

John Gellert, SEACOR Marine’s Chief Executive Officer, commented: “I am pleased to announce this refinancing and welcome EnTrust Global as our main secured debt lender. Not only does the transaction extend all of our secured debt maturities to 2028 or later but it also provides us with the financial flexibility to take advantage of the favorable market conditions we have been experiencing over the past several quarters. This refinancing demonstrates our ability to finance the Company at reasonable terms and strengthen the Company’s capital structure in an improved market. We are excited to establish new lending relationships at a time when most traditional maritime lenders have significantly reduced their exposure to our industry.”

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SEACOR Marine provides global marine and support transportation services to offshore energy facilities worldwide. SEACOR Marine operates and manages a diverse fleet of offshore support vessels that deliver cargo and personnel to offshore installations, including offshore wind farms; assist offshore operations for production and storage facilities; provide construction, well work-over, offshore wind farm installation and decommissioning support; carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair; and handle anchors and mooring equipment for offshore rigs and platforms. Additionally, SEACOR Marine’s vessels provide emergency response services and accommodations for technicians and specialists.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control and are described in the Company’s filings with the U.S. Securities and Exchange Commission. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact InvestorRelations@seacormarine.com

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